Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS ANNOUNCES STRATEGIC

CORPORATE RESTRUCTURING TO ENHANCE THE COMPANY’S

FOCUS ON PRODUCTS AND CUSTOMER SOLUTIONS

HIGHLANDS RANCH, Colorado, May 18, 2015 – Advanced Emissions Solutions, Inc. (the “Company” or “ADES”) announced today that the Company is undergoing a strategic corporate restructuring, including a reduction in workforce, to simplify its operating structure in a manner that creates increased customer focus, is expected to better support sales and product delivery activities and also aligns the Company’s cost structure as the emissions control market shifts towards compliance solutions for the federal Mercury Air Toxics Standard.

L. Heath Sampson, President and Chief Executive Officer stated “As our markets evolve, the Company continues to evolve with them. The decisions made around this restructuring have been difficult, but were necessary to position the Company to succeed in a changing marketplace, meet the current and future needs of our customers and provide a platform for future growth. We are excited by the opportunities ahead and look forward to developing and delivering products and services that help our customers meet their emissions requirements.”

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”) is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively.

Advanced Clean Energy Solutions, LLC (“ACES”) is a wholly owned subsidiary of ADES that is focused on supporting and improving the Company’s existing products and identifying, developing and commercializing new solutions to advance cleaner energy and to help our customers meet existing and future regulatory and business challenges. Building off the success of M-45™ and M-45-PC™ Technologies for Refined Coal, ACES is currently working to develop and commercialize new technologies to reduce a range of emissions associated with power generation and oil & gas production. ACES has assembled a strong team and follows a rigorous process focused on development and maximizing the return on investment.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the proposed restructuring of the Company’s business operations, the Company’s ability to develop and deliver products and services to meet customer emissions requirements and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, uncertainties that may delay or negatively impact the timing of the corporate restructuring, disruption to business operations as a result of the restructuring including the effects of a workforce reduction; economic conditions and market demand; inability to successfully implement any changes or refocus the Company’s business and operations, including an emphasis on emission controls compliance; timing of or changes to relevant laws, regulations and any legal challenges to or repeal of them; loss of key personnel; claims from third parties and other legal proceedings; and risks relating to the substantial costs and diversion of personnel’s attention and resources due to the audits and re-audits and filing any required restatements and periodic reports and related litigation and other factors discussed in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of its securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Strategic Initiatives and Investor Relations

(720) 889-6206

graham.mattison@adaes.com